Exhibit 99.1

3Q 2020

SmartFinancial Announces Results for the Third Quarter 2020

KNOXVILLE, TN – October 20, 2020 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $6.4 million, or $0.42 per diluted common share, for the third quarter of 2020, compared to net income of $6.2 million, or $0.41 per diluted common share for the second quarter of 2020.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $6.6 million, or $0.44 per diluted common share, in the third quarter of 2020, compared to $7.3 million, or $0.48 per diluted common share, in the second quarter of 2020.

Highlights for the Third Quarter of 2020

●	Net income of $6.4 million and operating earnings of $6.6 million (Non-GAAP)
●	Tangible book value per share (Non-GAAP) of $17.27, a 5.5% year-over-year increase
●	Deposits increased by $604.8 million or 29.5% from December 31, 2019
●	COVID loan modifications declined 62.1% from prior quarter
●	Total nonperforming assets to total assets improved to 0.18% for the quarter, as compared to 0.28% in the prior quarter

Billy Carroll, President & CEO, stated: "We are extremely pleased with our results on another very solid quarter.  Our credit metrics continue to be outstanding and our projections on loan modifications have been right on target and reducing as we have planned.  This tremendous asset quality, coupled with the work we are doing on growth in our noninterest income and improvement in efficiency give us reason to feel very good regarding the outlook for our company.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The quarter was, once again, strong and right on plan for SmartFinancial. Our Board is extremely happy with the continued progress and improvements that we are making every day. 2020 has certainly been a challenge, but our team has executed superbly.”

Net Interest Income and Net Interest Margin

Net interest income increased $297 thousand to $26.0 million for the third quarter of 2020, compared to $25.7 million for the second quarter of 2020, due to a higher balance of interest-earning assets at lower yields supplemented by increased balances of interest-bearing liabilities at lower costs. Average earning assets totaled $3.1 billion, an increase of $205.8 million, which reflects a $51.1 million increase in average loans, a $12.4 million increase in average securities and a $141.1 million increase in average other earning assets. Average interest-bearing liabilities increased by $137.0 million to $2.3 billion, driven by an increase of $54.9 million in average interest-bearing deposits and an increase of $82.1 million in average borrowings.

The tax equivalent net interest margin was 3.39% for the third quarter of 2020, compared to 3.63% for the second quarter of 2020. The tax equivalent net interest margin was impacted by a 34 basis point decline in the average yield on interest-earning assets offset by a 12 basis point decline in the rate on interest-bearing liabilities over the last quarter. The excess liquidity realized during the third quarter, which is reflected in the increases in the average balance of Federal funds sold and other earning assets, had a negative impact on the tax equivalent net interest margin of 15 bps. The tax equivalent net interest margin, less discount accretion was 3.26% for the third quarter of 2020, a decrease from 3.50% for the second quarter of 2020.

The tax equivalent average yield on interest-earning assets was 3.88% for the third quarter of 2020, a decrease from 4.22% for the second quarter of 2020. The yield on average loans was 4.71% for the third quarter of 2020, compared to 4.87% for the second quarter of 2020. Included in the yield on average loans for the third quarter of 2020 was $1.8 million of the Payroll Protection Program (“PPP”) fee accretion and $960 thousand of discount accretion on acquired loans, compared to $1.9 million of PPP fee accretion and $888 thousand of discount accretion recognized in the second quarter of 2020.

The yield on interest-bearing liabilities decreased to 0.65% for the third quarter of 2020 when compared to 0.77% for the second quarter of 2020. The cost of average interest-bearing deposits was 0.59% for the third quarter of 2020 compared to 0.71% for the second quarter of 2020, a decrease of 12 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, with average costs decreasing 20 basis points.  The cost of total deposits for the third quarter of 2020 was 0.44%.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2020	2020	(Decrease)
Yield on loans	4.71%	4.87%	(0.17)%
Yield on earning assets, FTE	3.88%	4.22%	(0.34)%
Cost of interest-bearing deposits	0.59%	0.71%	(0.12)%
Cost of total deposits	0.44%	0.54%	(0.10)%
Cost of interest-bearing liabilities	0.65%	0.77%	(0.12)%
Net interest margin, FTE	3.39%	3.63%	(0.24)%

Provision for Loan Loss and Credit Quality

Provision for loan losses was $2.6 million in the third quarter of 2020, compared to $2.9 million in the second quarter of 2020.  At September 30, 2020, the allowance for loan losses was $18.8 million.  The allowance for loan losses to total loans was 0.78% as of September 30, 2020, compared to 0.67% as of June 30, 2020.  For the Company’s originated loans, the allowance for loan losses to originated loans, less PPP loans, was 1.00% as of September 30, 2020, compared to 0.89% as of June 30, 2020.  The remaining discounts on the acquired loan portfolio totaled $15.1 million, or 3.53% of acquired loans as of September 30, 2020.  The increase in the allowance for loan losses for the third quarter is primarily attributable to the ongoing economic uncertainties related to the COVID-19 pandemic.  Also, during the quarter, the Company refined the qualitative factors of the allowance for loan loss calculation to include additional granularity related to the hospitality and restaurant industries which are most impacted by the pandemic within our footprint at this time.

As of June 30, 2020, the Company had modified loans totaling $615.7 million, or 25.6%, of the loan portfolio.  As of September 30, 2020, $383.2 million of those modifications had resumed their normal payment schedule leaving $232.5 million, or 9.7%, still under modification plans.

The following table presents detailed information related to the provision for loan losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun
Provision for Loan Losses Rollforward	2020	2020	Change
Beginning balance	$16,254	$13,431	$2,823
Charge-offs	(174)	(75)	(99)
Recoveries	103	48	55
Net charge-offs	(71)	(27)	(44)
Provision	2,634	2,850	(216)
Ending balance	$18,817	$16,254	$2,563

Allowance for loan losses to total loans, gross	0.78%	0.67%	0.11%

The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023 and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming loans as a percentage of total loans was 0.09% as of September 30, 2020, a decrease of seven basis points from the 0.16% reported in the second quarter of 2020.  Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.18% as of September 30, 2020, as compared to 0.28% as of June 30, 2020.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2020	2020	(Decrease)
Nonaccrual loans	$2,248	$2,899	$(651)
Loans past due 90 days or more and still accruing	-	877	(877)
Total nonperforming loans	2,248	3,776	(1,528)
Other real estate owned	3,932	5,524	(1,592)
Total nonperforming assets	$6,180	$9,300	$(3,120)

Nonperforming loans to total loans, gross	0.09%	0.16%	(0.07)%
Nonperforming assets to total assets	0.18%	0.28%	(0.10)%

Noninterest Income

Noninterest income increased $610 thousand to $4.1 million for the third quarter of 2020 compared to $3.5 million for the second quarter of 2020.  During the third quarter of 2020, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts of $183 thousand, primarily related to increased volume;
●	Increase in mortgage banking income of $98 thousand, continued to experience high volume during the quarter; and
●	Increase in interchange and debit card transaction fees of $360 thousand, includes a $130 thousand one-time credit from vendor.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2020	2020	(Decrease)
Service charges on deposit accounts	$892	$709	$183
Gain (loss) on sale of securities, net	(9)	16	(25)
Mortgage banking income	1,029	931	98
Investment services	359	363	(4)
Insurance commissions	560	473	87
Interchange and debit card transaction fees	868	508	360
Other	422	511	(89)
Total noninterest income	$4,121	$3,511	$610

Noninterest Expense

Noninterest expense was $19.2 million for the third quarter of 2020 compared to $18.8 million for the second quarter of 2020. During the third quarter of 2020, the primary components of the changes in noninterest expense were as follows:

●	Salaries and employee benefits increased $675 thousand, increase is primarily attributable to the deferred salary cost in the second quarter related to the origination of PPP loans;
●	FDIC insurance increased $354 thousand related to increase in assets due to overall asset growth stemming from our recent acquisition, deposit growth and production of PPP loans;
●	Other real estate and loan related expenses increased $297 thousand, primarily attributable to increased activity in loan related production and a $90 thousand evaluation adjustment on other real estate owned;
●	Professional services decreased $274 thousand, due to a lower volume of expenses;
●	Decrease of $1.2 million in merger related and restructuring expenses; and
●	Other noninterest expenses increased $282 thousand, due to overall franchise growth.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2020	2020	(Decrease)
Salaries and employee benefits	$11,032	$10,357	$675
Occupancy and equipment	2,186	1,996	190
FDIC insurance	534	180	354
Other real estate and loan related expenses	643	346	297
Advertising and marketing	253	202	51
Data processing	558	594	(36)
Professional services	594	868	(274)
Amortization of intangibles	402	405	(3)
Software as service contracts	573	561	12
Merger related and restructuring expenses	290	1,477	(1,187)
Other	2,102	1,820	282
Total noninterest income	$19,167	$18,806	$361

Income Tax Expense

Income tax expense was $2.0 million for the third quarter of 2020, an increase of $541 thousand, compared to $1.4 million for the second quarter of 2020.

For the third quarter of 2020, the effective tax rate was 23.5% compared to 18.8% for the second quarter of 2020.  The lower effective tax rate during the second quarter of 2020 included an additional tax benefit from the Company’s overall reconciliation of the tax rates from operations, and the final effects of the CARES Act legislation.

Balance Sheet Trends

Total assets at September 30, 2020, were $3.39 billion compared with $2.45 billion at December 31, 2019.  The increase of $938.5 million is primarily attributable to assets acquired from the acquisition of Progressive Financial Group (“PFG”) of approximately $308.2 million, increase in cash and cash equivalents of $301.8 million and the origination of $300.8 million of PPP loans.

Total liabilities increased to $3.04 billion at September 30, 2020 from $2.14 billion at December 31, 2019.  The increase of $901.4 million was primarily from deposit growth of $332.8 million, acquired deposits from the acquisition of PFG in the amount of $272.0 million, and an increase in borrowings of $287.8 million.

Shareholders' equity at September 30, 2020, totaled $349.8 million, an increase of $37.0 million, from December 31, 2019.  The increase in shareholders' equity was primarily from the issuance of common stock for the acquisition of PFG of $24.5 million, net income of $15.3 million for the nine months ended September 30, 2020 and a net change in accumulated other comprehensive income of $844 thousand, which was offset by the repurchase of the Company's common stock of $2.1 million and $2.2 million of dividends paid. Tangible book value per share (Non-GAAP) was $17.27 at September 30, 2020, an increase from $16.82 at December 31, 2019.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 7.97% at September 30, 2020, compared with 9.93% at December 31, 2019.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2020	2019	(Decrease)
Total assets	$3,387,588	$2,449,123	$938,465
Total liabilities	3,037,799	2,136,376	901,423
Total equity	349,789	312,747	37,042
Securities available-for-sale, at fair value	214,634	178,348	36,286
Loans	2,404,057	1,897,392	506,665
Deposits	2,652,023	2,047,214	604,809
Borrowings	319,391	31,623	287,768

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2020 on Tuesday, October 20, 2020, and will host a conference call on Wednesday, October 21, 2020, at 10:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 9589795.  A replay of the conference call will be available through October 21, 2021, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10148910.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 36 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll	Ron Gorczynski
President & CEO	Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com	(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets (iv) operating return on average shareholder' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision income (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value, (xiv) tax equivalent net interest margin, (xv) tax equivalent average yield in earning assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, expenses related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income divided by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, expenses related to the termination of the ADECA loan program and the merger termination fee of $6.4 million in the second quarter of 2019.  Operating pre-tax pre-provision income is net interest expense plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Tax equivalent net interest margin is the annualized net interest income plus tax equivalent income divided by average interest earning assets. Tax equivalent average yield in earning assets is the annualized interest income plus tax equivalent income divided by average interest earning assets. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the completed acquisition of PFG; (7) the risk that the anticipated benefits from the completed acquisition of PFG may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2020	2020	2020	2019	2019
Assets:
Cash and cash equivalents	$541,815	$399,467	$309,089	$183,971	$170,934
Securities available-for-sale, at fair value	214,634	219,631	201,002	178,348	171,507
Other investments	14,829	14,829	14,113	12,913	12,913
Loans held for sale	11,292	6,330	6,045	5,856	3,068
Loans	2,404,057	2,408,284	2,139,247	1,897,392	1,864,679
Less: Allowance for loan losses	(18,817)	(16,254)	(13,431)	(10,243)	(9,792)
Loans, net	2,385,240	2,392,030	2,125,816	1,887,149	1,854,887
Premises and equipment, net	73,934	73,868	73,801	59,433	58,386
Other real estate owned	3,932	5,524	5,894	1,757	1,561
Goodwill and core deposit intangibles, net	86,710	86,327	86,503	77,193	77,534
Bank owned life insurance	31,034	30,853	30,671	24,949	24,796
Other assets	24,168	37,126	20,781	17,554	14,899
Total assets	$3,387,588	$3,265,985	$2,873,715	$2,449,123	$2,390,485
Liabilities:
Deposits:
Noninterest-bearing demand	$669,733	$645,650	$431,781	$364,155	$365,024
Interest-bearing demand	534,128	479,212	444,141	380,234	351,474
Money market and savings	871,098	762,246	730,392	623,284	634,934
Time deposits	577,064	652,581	735,616	679,541	646,641
Total deposits	2,652,023	2,539,689	2,341,930	2,047,214	1,998,073
Borrowings	319,391	318,855	131,603	31,623	29,828
Subordinated debt	39,325	39,304	39,283	39,261	39,240
Other liabilities	27,060	24,649	24,699	18,278	17,304
Total liabilities	3,037,799	2,922,497	2,537,515	2,136,376	2,084,445
Shareholders' Equity:
Common stock	15,233	15,217	15,222	14,008	13,958
Additional paid-in capital	254,626	254,396	254,356	232,732	232,573
Retained earnings	78,918	73,283	67,869	65,839	59,806
Accumulated other comprehensive income (loss)	1,012	592	(1,247)	168	(297)
Total shareholders' equity	349,789	343,488	336,200	312,747	306,040
Total liabilities & shareholders' equity	$3,387,588	$3,265,985	$2,873,715	$2,449,123	$2,390,485

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2020	2020	2020	2019	2019	2020	2019
Interest income:
Loans, including fees	$28,621	$28,663	$26,434	$25,398	$25,515	$83,718	$75,768
Securities available-for-sale:
Taxable	546	589	679	698	748	1,813	2,591
Tax-exempt	364	416	283	345	338	1,064	1,173
Federal funds sold and other earning assets	327	277	602	587	743	1,206	2,059
Total interest income	29,858	29,945	27,998	27,028	27,344	87,801	81,591
Interest expense:
Deposits	2,897	3,366	4,754	5,271	5,605	11,016	16,644
Borrowings	334	249	89	70	15	674	250
Subordinated debt	584	584	584	584	584	1,751	1,757
Total interest expense	3,815	4,199	5,427	5,924	6,204	13,441	18,651
Net interest income	26,043	25,746	22,571	21,104	21,140	74,360	62,940
Provision for loan losses	2,634	2,850	3,200	685	724	8,683	1,914
Net interest income after provision for loan losses	23,409	22,896	19,371	20,419	20,416	65,677	61,026
Noninterest income:
Service charges on deposit accounts	892	709	770	773	767	2,370	2,129
Gain (loss) on sale of securities, net	(9)	16	—	—	1	6	34
Mortgage banking	1,029	931	584	374	518	2,544	1,192
Investment services	359	363	437	261	260	1,159	684
Insurance commissions	560	473	269	—	—	1,302	—
Interchange and debit card transaction fees	868	508	276	163	148	1,652	467
Merger termination fee	—	—	—	—	—	—	6,400
Other	422	511	482	1,269	502	1,417	1,405
Total noninterest income	4,121	3,511	2,818	2,840	2,196	10,450	12,311
Noninterest expense:
Salaries and employee benefits	11,032	10,357	10,006	10,278	9,072	31,395	26,357
Occupancy and equipment	2,186	1,996	1,911	1,749	1,635	6,093	4,967
FDIC insurance	534	180	180	—	(219)	894	140
Other real estate and loan related expense	643	346	545	253	335	1,535	1,067
Advertising and marketing	253	202	198	166	263	653	817
Data processing	558	594	538	530	273	1,689	1,465
Professional services	594	868	711	652	573	2,172	1,724
Amortization of intangibles	402	405	362	340	341	1,169	1,027
Software as service contracts	573	561	470	500	560	1,604	1,696
Merger related and restructuring expenses	290	1,477	2,096	427	73	3,863	2,792
Other	2,102	1,820	1,776	1,157	1,802	5,699	5,045
Total noninterest expense	19,167	18,806	18,793	16,052	14,708	56,766	47,097
Income before income taxes	8,363	7,601	3,396	7,206	7,904	19,361	26,240
Income tax expense	1,968	1,427	664	473	1,941	4,059	6,425
Net income	$6,395	$6,174	$2,732	$6,733	$5,963	$15,302	$19,815
Earnings per common share:
Basic	$0.42	$0.41	$0.19	$0.48	$0.43	$1.03	$1.42
Diluted	$0.42	$0.41	$0.19	$0.48	$0.42	$1.02	$1.41
Weighted average common shares outstanding:
Basic	15,160,579	15,152,768	14,395,103	13,965,877	13,955,859	14,903,757	13,949,325
Diluted	15,210,611	15,202,335	14,479,679	14,066,269	14,053,432	14,965,455	14,038,414

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,410,173	$28,508	4.71%	$2,359,101	$28,590	4.87%	$1,842,007	$25,471	5.49%
Loans held for sale	8,048	113	5.57%	6,868	73	4.28%	4,189	44	4.17%
Taxable securities	132,642	546	1.64%	122,135	589	1.94%	118,955	748	2.49%
Tax-exempt securities	88,129	515	2.32%	86,227	570	2.66%	56,598	448	3.14%
Federal funds sold and other earning assets	438,785	327	0.30%	297,696	277	0.37%	135,444	743	2.18%
Total interest-earning assets	3,077,777	30,009	3.88%	2,872,027	30,099	4.22%	2,157,193	27,454	5.05%
Noninterest-earning assets	262,764			260,089			191,940
Total assets	$3,340,541			$3,132,116			$2,349,133

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$509,999	199	0.16%	$453,795	148	0.13%	$343,827	511	0.59%
Money market and savings deposits	833,022	704	0.34%	748,673	614	0.33%	637,290	1,829	1.14%
Time deposits	615,714	1,994	1.29%	701,390	2,604	1.49%	640,679	3,265	2.02%
Total interest-bearing deposits	1,958,735	2,897	0.59%	1,903,858	3,366	0.71%	1,621,796	5,605	1.37%
Borrowings[3]	319,265	334	0.42%	237,143	249	0.42%	13,310	15	0.45%
Subordinated debt	39,311	584	5.91%	39,290	584	5.98%	39,226	584	5.91%
Total interest-bearing liabilities	2,317,311	3,815	0.65%	2,180,291	4,199	0.77%	1,674,332	6,204	1.47%
Noninterest-bearing deposits	649,489			587,322			353,315
Other liabilities	25,834			24,642			18,286
Total liabilities	2,992,634			2,792,255			2,045,933
Shareholders' equity	347,907			339,861			303,200
Total liabilities and shareholders' equity	$3,340,541			$3,132,116			$2,349,133

Net interest income, taxable equivalent		$26,194			$25,900			$21,250
Interest rate spread			3.22%			3.44%			3.58%
Tax equivalent net interest margin			3.39%			3.63%			3.91%

Percentage of average interest-earning assets to average interest-bearing liabilities			132.82%			131.73%			128.84%
Percentage of average equity to average assets			10.41%			10.85%			12.91%

1 Taxable equivalent

2 Includes average balance of $295,045 and $208,814 in PPP loans for the quarters ended September 30, 2020 and June 30, 2020, respectively.

3 Includes average balance of $237,780 and $108,082 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarters ended September 30, 2020 and June 30, 2020, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,252,075	$83,487	4.95%	$1,823,523	$75,645	5.55%
Loans held for sale	6,409	231	4.81%	3,589	123	4.58%
Taxable securities	123,895	1,813	1.95%	134,230	2,591	2.58%
Tax-exempt securities	81,604	1,486	2.43%	55,585	1,512	3.64%
Federal funds sold and other earning assets	296,449	1,206	0.54%	102,528	2,056	2.68%
Total interest-earning assets	2,760,432	88,223	4.27%	2,119,455	81,927	5.17%
Noninterest-earning assets	248,293			205,984
Total assets	$3,008,725			$2,325,439

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$451,074	782	0.23%	$326,764	1,397	0.57%
Money market and savings deposits	749,316	2,707	0.48%	658,358	6,131	1.25%
Time deposits	667,303	7,527	1.51%	635,986	9,116	1.92%
Total interest-bearing deposits	1,867,693	11,016	0.79%	1,621,108	16,644	1.37%
Borrowings[3]	203,202	674	0.44%	18,377	250	1.82%
Subordinated debt	39,290	1,751	5.95%	39,205	1,757	5.99%
Total interest-bearing liabilities	2,110,185	13,441	0.85%	1,678,690	18,651	1.49%
Noninterest-bearing deposits	537,860			336,895
Other liabilities	23,826			14,509
Total liabilities	2,671,871			2,030,094
Shareholders' equity	336,854			295,345
Total liabilities and shareholders' equity	$3,008,725			$2,325,439

Net interest income, taxable equivalent		$74,782			$63,276
Interest rate spread			3.42%			3.68%
Tax equivalent net interest margin			3.62%			3.99%

Percentage of average interest-earning assets to average interest-bearing liabilities			130.81%			126.26%
Percentage of average equity to average assets			11.20%			12.70%

1 Taxable equivalent

2 Includes average balance of $169,617 in PPP loans for the nine months ended September 30, 2020

3 Includes average balance of $115,734 in PPPLF funding for the nine months ended September 30, 2020

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2020	2020	2020	2019	2019
Composition of Loans:
Commercial real estate
owner occupied	$467,569	$464,073	$473,398	$429,269	$422,363
non-owner occupied	563,082	552,958	535,637	476,038	468,099
Commercial real estate, total	1,030,651	1,017,031	1,009,035	905,307	890,462
Commercial & industrial	644,498	637,450	377,173	337,075	341,207
Construction & land development	275,172	279,216	253,445	227,626	219,751
Consumer real estate	440,310	459,861	482,728	417,481	402,463
Consumer and other	13,426	14,726	16,866	9,903	10,796
Total loans	$2,404,057	$2,408,284	$2,139,247	$1,897,392	$1,864,679

Asset Quality and Additional Loan Data:
Nonperforming loans	$2,248	$3,776	$3,069	$3,350	$3,166
Other real estate owned	3,932	5,524	5,894	1,757	1,561
Total nonperforming assets	$6,180	$9,300	$8,963	$5,107	$4,727
Restructured loans not included in nonperforming loans	$8	$9	$9	$61	$61
Net charge-offs to average loans (annualized)	0.01%	—%	—%	0.01%	0.01%
Allowance for loan losses to loans	0.78%	0.67%	0.63%	0.54%	0.53%
Nonperforming loans to total loans, gross	0.09%	0.16%	0.14%	0.18%	0.17%
Nonperforming assets to total assets	0.18%	0.28%	0.31%	0.21%	0.20%
Acquired loan fair value discount balance	$15,141	$16,187	$17,237	$15,348	$16,784
Accretion income on acquired loans	960	888	1,841	1,375	1,246
PPP net fees deferred balance	6,348	8,582	—	—	—
PPP net fees recognized	1,812	1,909	—	—	—

Capital Ratios:
Equity to Assets	10.33%	10.52%	11.70%	12.77%	12.80%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.97%	8.09%	8.96%	9.93%	9.88%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.78%	8.83%	10.28%	10.34%	10.02%
Common equity Tier 1	11.33%	10.92%	10.87%	11.61%	11.54%
Tier 1 capital	11.33%	10.92%	10.87%	11.61%	11.54%
Total capital	13.82%	13.25%	13.13%	14.02%	13.98%

SmartBank	Estimated[3]
Tier 1 leverage	9.74%	9.82%	11.42%	11.41%	11.22%
Common equity Tier 1	12.57%	12.14%	12.05%	12.81%	12.71%
Tier 1 risk-based capital	12.57%	12.14%	12.05%	12.81%	12.71%
Total risk-based capital	13.37%	12.82%	12.62%	13.31%	13.19%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2020	2020	2020	2019	2019	2020	2019
Selected Performance Ratios (Annualized):
Return on average assets	0.76%	0.79%	0.43%	1.12%	1.01%	0.68%	1.14%
Return on average shareholders' equity	7.31%	7.31%	3.33%	8.65%	7.80%	6.07%	8.97%
Return on average tangible common equity¹	9.72%	9.80%	4.41%	11.55%	10.52%	8.10%	12.22%
Noninterest income / average assets	0.49%	0.45%	0.44%	0.47%	0.37%	0.46%	0.71%
Noninterest expense / average assets	2.28%	2.41%	2.96%	2.68%	2.48%	2.52%	2.71%
Efficiency ratio	63.54%	64.28%	74.02%	67.04%	63.03%	66.93%	62.59%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.79%	0.93%	0.67%	1.08%	1.02%	0.81%	0.98%
Operating PTPP return on average assets[1]	1.35%	1.53%	1.37%	1.31%	1.47%	1.42%	1.41%
Operating return on average shareholders' equity[1]	7.57%	8.58%	5.22%	8.34%	7.87%	7.20%	7.75%
Operating return on average tangible common equity[1]	10.06%	11.51%	6.90%	11.12%	10.61%	9.60%	10.56%
Operating efficiency ratio[1]	62.25%	58.95%	65.46%	64.95%	62.42%	62.07%	64.07%
Operating noninterest income / average assets[1]	0.49%	0.45%	0.44%	0.35%	0.37%	0.46%	0.34%
Operating noninterest expense / average assets[1]	2.25%	2.23%	2.63%	2.56%	2.47%	2.35%	2.55%

Selected Interest Rates and Yields:
Yield on loans	4.71%	4.87%	5.35%	5.36%	5.49%	4.95%	5.55%
Yield on earning assets, FTE	3.88%	4.22%	4.83%	4.92%	5.05%	4.27%	5.17%
Cost of interest-bearing deposits	0.59%	0.71%	1.10%	1.29%	1.37%	0.79%	1.37%
Cost of total deposits	0.44%	0.54%	0.91%	1.06%	1.13%	0.61%	1.14%
Cost of interest-bearing liabilities	0.65%	0.77%	1.20%	1.39%	1.47%	0.85%	1.49%
Net interest margin, FTE	3.39%	3.63%	3.90%	3.84%	3.91%	3.62%	3.99%

Per Common Share:
Net income, basic	$0.42	$0.41	$0.19	$0.48	$0.43	$1.03	$1.42
Net income, diluted	0.42	0.41	0.19	0.48	0.42	1.02	1.41
Operating earnings, basic¹	0.44	0.48	0.30	0.46	0.43	1.22	1.23
Operating earnings, diluted¹	0.44	0.48	0.30	0.46	0.43	1.21	1.22
Book value	22.96	22.57	22.09	22.33	21.93	22.96	21.93
Tangible book value¹	17.27	16.90	16.40	16.82	16.37	17.27	16.37
Common shares outstanding	15,233,227	15,216,932	15,221,990	14,008,233	13,957,973	15,233,227	13,957,973

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2020	2020	2020	2019	2019	2020	2019
Operating Earnings:
Net income (GAAP)	$6,395	$6,174	$2,732	$6,733	$5,963	$15,302	$19,815
Noninterest income:
Securities gains (losses), net	9	(16)	—	—	(1)	(6)	(34)
ADECA termination proceeds	—	—	—	(720)	—	—	—
Merger termination fee	—	—	—	—	—	—	(6,400)
Noninterest expenses:
Salaries - prior year adjustment	—	—	—	603	—	—	—
Merger related and restructuring expenses	290	1,477	2,096	427	73	3,863	2,792
Other - prior year franchise tax true-up	—	—	—	(312)	—	—	—
Income taxes:
Tax benefit - prior year amended return	—	—	—	(304)	—	—	—
Income tax effect of adjustments	(77)	(382)	(548)	60	(19)	(1,009)	955
Operating earnings (Non-GAAP)	$6,617	$7,253	$4,280	$6,487	$6,016	$18,150	$17,128
Operating earnings per common share (Non-GAAP):
Basic	$0.44	$0.48	$0.30	$0.46	$0.43	$1.22	$1.23
Diluted	0.44	0.48	0.30	0.46	0.43	1.21	1.22

Operating Noninterest Income:
Noninterest income (GAAP)	$4,121	$3,511	$2,818	$2,840	$2,196	$10,450	$12,311
Securities gains (losses), net	9	(16)	—	—	(1)	(6)	(34)
ADECA termination proceeds	—	—	—	(720)	—	—	—
Merger termination fee	—	—	—	—	—	—	(6,400)
Operating noninterest income (Non-GAAP)	$4,130	$3,495	$2,818	$2,120	$2,195	$10,444	$5,877
Operating noninterest income (Non-GAAP)/average assets[1]	0.49%	0.45%	0.44%	0.35%	0.37%	0.46%	0.34%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$19,167	$18,806	$18,793	$16,052	$14,708	$56,766	$47,097
Salaries - prior year adjustment	—	—	—	(603)	—	—	—
Merger related and restructuring expenses	(290)	(1,477)	(2,096)	(427)	(73)	(3,863)	(2,792)
Other - prior year franchise tax true-up	—	—	—	312	—	—	—
Operating noninterest expense (Non-GAAP)	$18,877	$17,329	$16,697	$15,334	$14,635	$52,903	$44,305
Operating noninterest expense (Non-GAAP)/average assets[2]	2.25%	2.23%	2.63%	2.56%	2.47%	2.35%	2.55%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$26,043	$25,746	$22,571	$21,104	$21,140	$74,360	$62,940
Operating noninterest income	4,130	3,495	2,818	2,120	2,195	10,444	5,877
Operating noninterest expense	(18,877)	(17,329)	(16,697)	(15,334)	(14,635)	(52,903)	(44,305)
Operating PTPP earnings (Non-GAAP)	$11,296	$11,912	$8,692	$7,890	$8,700	$31,901	$24,512

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.79%	0.93%	0.67%	1.08%	1.02%	0.81%	0.98%
Operating PTPP return on average assets (Non-GAAP)[4]	1.35%	1.53%	1.37%	1.31%	1.47%	1.42%	1.41%
Return on average tangible common equity (Non-GAAP)[5]	9.72%	9.80%	4.41%	11.55%	10.52%	8.10%	12.22%
Operating return on average shareholder equity (Non-GAAP)[6]	7.57%	8.58%	5.22%	8.34%	7.87%	7.20%	7.75%
Operating return on average tangible common equity (Non-GAAP)[7]	10.06%	11.51%	6.90%	11.12%	10.61%	9.60%	10.56%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.54%	64.28%	74.02%	67.04%	63.03%	66.93%	62.59%
Adjustment for taxable equivalent yields	(0.32)%	(0.34)%	(0.34)%	(0.33)%	(0.30)%	(0.33)%	(0.28)%
Adjustment for securities gains (losses)	0.02%	(0.04)%	—%	—%	—%	(0.01)%	(0.03)%
Adjustment for merger related income and costs	(0.99)%	(4.95)%	(8.21)%	(1.76)%	(0.31)%	(4.52)%	1.79%
Operating efficiency ratio (Non-GAAP)	62.25%	58.95%	65.46%	64.95%	62.42%	62.07%	64.07%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2020	2020	2020	2019	2019	2020	2019
Tangible Common Equity:
Shareholders' equity (GAAP)	$349,789	$343,488	$336,200	$312,747	$306,040	$349,789	$306,040
Less goodwill and other intangible assets	86,710	86,327	86,503	77,193	77,534	86,710	77,534
Tangible common equity (Non-GAAP)	$263,079	$257,161	$249,697	$235,554	$228,506	$263,079	$228,506

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$347,907	$339,861	$329,692	$308,772	$303,200	$336,854	$295,345
Less average goodwill and other intangible assets	86,206	86,484	80,370	77,400	78,222	84,361	78,563
Average tangible common equity (Non-GAAP)	$261,701	$253,377	$249,322	$231,372	$224,978	$252,493	$216,782

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$22.96	$22.57	$22.09	$22.33	$21.93	$22.96	$21.93
Adjustment due to goodwill and other intangible assets	(5.69)	(5.67)	(5.69)	(5.51)	(5.56)	(5.69)	(5.56)
Tangible book value per common share (Non-GAAP)[1]	$17.27	$16.90	$16.40	$16.82	$16.37	$17.27	$16.37

Tangible Common Equity to Tangible Assets:
Total Assets	$3,387,588	$3,265,985	$2,873,715	$2,449,123	$2,390,485	$3,387,588	$2,390,485
Less goodwill and other intangibles	86,710	86,327	86,503	77,193	77,534	86,710	77,534
Tangible Assets (Non-GAAP):	$3,300,878	$3,179,658	$2,787,212	$2,371,930	$2,312,951	$3,300,878	$2,312,951
Tangible common equity to tangible assets (Non-GAAP)	7.97%	8.09%	8.96%	9.93%	9.88%	7.97%	9.88%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.